Exhibit 99.3

                       [Logo of American Express Company]

                                      1998
                                 Second Quarter
                               Earnings Supplement








The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 1998 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29-31 of the Company's 1997 10-K Annual Report filed with the Securities and Exchange Commission.

                              SECOND QUARTER 1998
                                   HIGHLIGHTS


o Overall, 2Q `98 results were in line with our financial targets as EPS grew 14.8%, revenue increased 7.7% and ROE was 23%.


o Strong performance was recorded in a number of key areas. Compared with the second quarter of 1997:

     - Total and basic cards in force increased 4%;
     - Worldwide billed business rose 9% despite the negative effects of weaker foreign currencies;
     - Worldwide  lending  balances  of $16.1B  were up 13%;  and
     - AEFA assets owned, managed or administered of $202B were 20% higher.


o    A number of new products and services were offered and agreements reached:

     - Several proprietary products were announced or introduced in markets outside the U.S.:

         --   The Platinum Card in South Africa;
         --   Our new Blue Credit Card in the U.K. and Singapore; and
         --   A co-branded card with Cheung Kong Holdings Ltd. in Hong Kong which offers a unique rewards program featuring savings on property purchases and home-related expenses.

     - The Global Network Services Group continued to build momentum through additional network agreements:

         --   A joint venture with Generale Bank was formed whereby the existing
              AXP Card  portfolio and the license to issue cards in Belgium will be transferred to the new company.  The JV, in which AXP will hold a 21% interest,  will acquire  customers  through  Generale Bank's branch network and also offer cards to non-bank customers;
         --   K&H Bank agreed to issue American Express Cards in Hungary;
         --   Bank of Ireland announced details of an independent operator agreement whereby the bank has assumed responsibility for the existing American Express customer base in Ireland and ongoing acquisition activities and established a new customer service center in Dublin; and,
         --   We formed a unique  association  with AMP Banking to issue the AMP
              Credit Card, the first network card in Australia.

     - Our leadership position in global travel was expanded through acquisitions:

         -- In the U.S., of Travel  Impressions,  a major travel  packager,  and
            Empress Travel, a major retail network; and -- In France, of Havas Voyage SA, the leading French travel group.

     - We developed an innovative stored value card and system for DisneyQuest, a new interactive entertainment center in Florida.
     - AEB's Personal Financial Services unit began offering an innovative mortgage product in Greece and introduced credit lines for cardmembers in India. The Bank also launched two new fund offerings in Singapore and began offering Membership Rewards points as an incentive to purchase them.
     - We signed global licenses for MULTOS, a leading multi-application smart card operating system.


o Efforts to broaden relationships with existing AXP customers continued to bear fruit as:

     - Spending per cardmember continued to increase;
     - Over 30% of new AEFA clients to-date in 1998 are from the cardmember base; and
     - AEFA manufactured certificates sold by AEB to its international client base grew substantially.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                                  CONSOLIDATED

(millions, except per share amounts)        Quarter Ended       Percentage
                                              June 30,           Inc/(Dec)
                                         -------------------    ----------
                                           1998        1997
                                           ----        ----

Consolidated revenues                    $4,761      $4,422            8%
---------------------                    ======      ======
Net income:                                $578        $520           11%
-----------                              ======      ======
EPS:     Basic                            $1.27       $1.12           13%
----                                     ======      ======
         Diluted                          $1.24       $1.08           15%
                                         ======      ======


o CONSOLIDATED REVENUES: Grew 7.7% as the benefits of strong card spending, greater loan balances and higher managed assets more than compensated for a decline in card fees and last year's non-recurring recoveries on abandoned Travelers Cheque ("TC") property.

o CONSOLIDATED EXPENSES: Increased 6.5% due to higher human resource and operating expenses, greater marketing and promotion costs, and larger interest expenses.

o    AVERAGE SHARES:                            Millions of Shares
                                     ----------------------------------------
                                     2Q `98           1Q `98           2Q `97
                                     ------           ------           ------

Basic                                 456.3            460.7            465.1
                                     ======           ======           ======
Diluted                               465.3            469.5            480.1
                                     ======           ======           ======

  - Actual share activity:
    ----------------------

    Shares outstanding -
       beginning of period            461.9            466.4            470.9
    Repurchase of common shares        (6.4)            (5.5)            (3.7)
    Employee benefit plans,
       compensation and other           1.3              1.0              1.7
                                     ------           ------           ------
    Shares outstanding -
       end of period                  456.8            461.9            468.9
                                     ======           ======           ======

  - 89.5MM shares have been acquired since the inception of repurchase programs in September, 1994.

o    SEGMENT REPORTING REVISION:

     In the third quarter of 1997, the TC unit began reporting to the Chief Executive Officer of AEB. It had previously been part of the Stored Value Group of TRS. This change was designed to align better our TC business with AEB's strengths in overseas markets and to improve our ability to realize synergies from closer cooperation between TC and AEB.

     In accordance with Statement of Financial Accounting Standards No. 131, TC, which historically has been included in TRS, is reported in a new segment with AEB as of 1Q `98. All prior year information has been restated to conform with this classification.


                          SECOND QUARTER 1998 OVERVIEW
                               CORPORATE AND OTHER


o The 2Q `98 net operating expense was $41MM compared with $38MM in 2Q `97, reflecting higher interest and compensation-related expenses.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)                  STATEMENT OF INCOME
                        (unaudited, managed asset basis)

                                                Quarter Ended   Percentage
(millions)                                         June 30,      Inc/(Dec)
                                             ------------------ ----------
                                               1998       1997
                                               ----       ----
Net revenues:
     Discount revenue                        $1,525    $1,407         8%
     Net card fees                              393       404        (3)
     Travel commissions and fees                403       381         6
     Other revenues                             536       493         9
     Lending:
          Finance charge revenue                595       505        18
          Interest expense                      197       171        15
                                             ------    ------
               Net finance charge revenue       398       334        19
                                             ------    ------
          Total net revenues                  3,255     3,019         8
                                             ------    ------
Expenses:
     Marketing and promotion                    239       233         2
     Provision for losses and claims:
          Charge card                           307       313        (2)
          Lending                               251       203        23
          Other                                  11        15       (22)
                                             ------    ------
               Total                            569       531         7
                                             ------    ------
     Charge card interest expense               259       237        10
     Human resources                            843       764        10
     Other operating expenses                   799       794         1
                                             ------    ------
          Total expenses                      2,709     2,559         6
                                             ------    ------
Pretax income                                   546       460        19
Income tax provision                            186       155        20
                                             ------    ------
Net income                                     $360      $305        18
                                             ======    ======

o Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding, and wider interest margins.

o Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitizations, TRS recognized a pre-tax gain of $36MM ($23MM after-tax) in 2Q `98 related to the securitization of U.S. receivables. This gain was invested in Marketing and Promotion activities and therefore had no material impact on net income. For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported as a $28MM reduction in the Lending Provision for Losses and an increase in Other Revenue on the GAAP Statement of Income) and corresponding $36MM increase in Marketing and Promotion expenses have been eliminated.


o The pre-tax margin improved as revenue growth more than offset increased interest and human resource expenses and higher provisions for credit losses.


o The effective tax rate was 34% in 2Q `98 compared with 34% in 2Q `97 and 35% in 1Q `98.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Higher billed business and a slightly lower discount rate resulted in a 8.4% increase in discount revenue.
      - The average discount rate of 2.72% in 2Q `98 was down 2BP from 2.74% in 2Q `97 and 1Q `98 due to mix of business variances between the periods. -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                   Quarter Ended      Percentage
                                                      June 30,         Inc/(Dec)
                                                -----------------     ----------
                                                 1998       1997
                                                 ----       ----
Card billed business (billions):
     United States                              $41.4      $37.2           11%
     Outside the United States                   15.4       14.7            4
                                                -----      -----
     Total                                      $56.8      $51.9            9
                                                =====      =====

Cards in force (millions):
     United States                               29.6       29.7            -%
     Outside the United States                   14.2       12.6           13
                                                -----      -----
     Total                                       43.8       42.3            4
                                                =====      =====

Basic cards in force (millions):
     United States                               23.3       23.2            1%
     Outside the United States                   11.0        9.7           13
                                                -----      -----
     Total                                       34.3       32.9            4
                                                =====      =====

Spending per basic card in force (dollars) (a):
     United States                             $1,778     $1,612           10%
     Outside the United States                 $1,567     $1,578           (1)
     Total                                     $1,717     $1,602            7

(a) Proprietary card activity only.

      - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 9% increase in billed business.
         -- U.S. spending per basic card in force increased 10% reflecting particularly strong growth in the consumer, small business and corporate areas.
         -- Excluding foreign exchange translation, total billed business outside the U.S. grew approximately 11% versus the reported 4%, reflecting solid double digit increases in Europe, Latin America and Canada. Billed business in the Asia/Pacific region, which represents less than 10% of the worldwide total, maintained its low single digit growth rate. Network partnership volumes continued their strong growth trend. Per proprietary basic card in force, spending outside the U.S. increased 5% versus the reported 1% decrease.
         -- The retail category continues to be a strong component of worldwide business.
         --  The average airline charge and transaction volume both grew.

      - Total and basic cards in force growth outside the U.S. was particularly strong at 13% as proprietary card increases continued and a substantial number of new network cards were added over the past year. The lack of growth in the U.S. reflects:
         -- The 3Q `97 decision by AXP and Salomon Smith Barney to cease providing AXP cards as part of its FMA account relationships,
         -- The cancellation by AXP during 1997 and 1998 of certain poorly performing credit card accounts in conjunction with the institution of an ongoing, focused account profitability review program, and
         -- Reduced U.S. consumer card acquisition activities due to our shift in strategy toward deeper penetration of existing relationships.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)


o NET CARD FEES: Declined in line with consumer charge cards and our strategy of building the lending portfolio through the issuance of low and no-fee credit cards.

     - The average fee per card in force was $38 in 2Q `98 versus $39 in 2Q `97.


o TRAVEL COMMISSIONS AND FEES: Travel revenues were up 6% on 10% growth in sales notwithstanding the economic problems in the Asia/Pacific region. The declining revenue earned per dollar of sales (8.2% in 2Q `98 versus 8.5% in 2Q `97) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses.


o OTHER REVENUES: Increased 9% reflecting higher fees, e.g., assessments on card products, lower interest revenues, and the transfer of Tax and Business Services from AEFA effective 1/98. The revenue benefit of this transfer was partially offset by the sale of Epsilon late last year.


o NET FINANCE CHARGE REVENUE: Rose 19% as 13% growth in worldwide lending balances was augmented by higher net interest yields on the U.S. portfolio (9.5% in 2Q `98 versus 8.7% in 2Q `97).

      - The higher yield compared with 2Q `97 was due to changes in the product mix and a lower proportion of the portfolio on introductory-rates. The slightly reduced yield compared with 9.6% in 1Q `98 reflects balance transfer and other acquisition efforts during the second quarter.


o MARKETING AND PROMOTION EXPENSES: On a GAAP basis, Marketing and Promotion expenses increased 18% due to stepped up media advertising activities, higher merchant-related cooperative advertising costs, and greater Small Business Services card and balance acquisition efforts. On a "Managed Asset" Statement of Income basis, Marketing and Promotion expenses increased 2% reflecting the elimination of expenses corresponding to the SFAS 125 gain.


o CHARGE CARD INTEREST EXPENSE: Grew 10% as higher billed business volumes versus last year combined with a higher worldwide cost of funds.


o HUMAN RESOURCE EXPENSES: Increased versus last year as a result of higher average employee levels, merit increases and greater contract programmer costs for technology related projects such as Y2K, interactive services and customized cardmember rewards.

      - The employee count at 6/98 of 62,000 was up approximately 2,700 versus last year due to the inclusion of Tax and Business Services and business growth.


o OTHER OPERATING EXPENSES: Higher costs for loyalty programs and cardmember service related volume were mitigated by the benefits of ongoing cost containment efforts and lower Other Interest Expense.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

o     CREDIT QUALITY:

      -  Overall, credit quality was stable in the quarter.

      - The provision for losses for charge card products was 2% below last year as a lower provision rate more than offset higher volumes.

      - The lending provision for losses rose 23% versus 2Q `97 due to growth in outstanding loans and increased loss rates.

      - Reserve coverage ratios at more than 100% of past due balances remained strong both absolutely and compared with key industry competitors.

      -  WORLDWIDE CHARGE CARD:

         -- Write-off and past due rates improved versus 2Q `97 and 1Q `98.

                                                          6/98         3/98         6/97
                                                          ----         ----         ----
               Loss ratio, net of recoveries              0.46%        0.47%        0.50%
               90 days past due as a % of receivables      3.1%         3.4%         3.3%

         --  Reserves remained strong:

                                                          6/98         3/98         6/97
                                                          ----         ----         ----
               Reserves (MM)                            $1,015         $967         $976
               % of receivables                            4.3%         4.4%         4.4%
               % of past due accounts                      142%         131%         134%

      -  U.S. Lending:

         -- The write-off rate increased from 2Q '97 and 1Q `98 as bankruptcies rose versus last year, and loans from more recent product offerings aged. The past due rate improved versus both periods.

                                                          6/98              3/98          6/97
                                                          ----              ----          ----
               U. S. write-off rate, net of recoveries     6.6%              6.3%          6.0%
               30 days past due as a % of loans            3.4%              3.6%          3.6%

         -- U.S. cardmember lending reserves decreased 2% versus 3/98, but coverage of past due accounts was stable.

                                                          6/98              3/98          6/97
                                                          ----              ----          ----
             Reserves (MM)                                $577              $591          $534
             % of total loans                              3.9%              4.2%          4.1%
             % of past due accounts                        115%              117%          113%


                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                 STATEMENT OF INCOME
                                  (unaudited)

(millions)                                      Quarter Ended        Percentage
                                                   June 30,           Inc/(Dec)
                                              -----------------      ----------
                                              1998         1997
                                              ----         ----
Revenues:
     Investment income                        $603         $586              3%
     Management and distribution fees          482          360             34
     Other revenues                            197          197              -
                                             -----        -----
          Total revenues                     1,282        1,143             12
                                             -----        -----

Expenses:
     Provision for losses and benefits:
          Annuities                            292          304             (4)
          Insurance                            125          113             10
          Investment certificates               58           58              1
                                             -----        -----
               Total                           475          475              -
     Human resources                           364          294             24
     Other operating expenses                  134          109             23
                                             -----        -----
          Total expenses                       973          878             11
                                             -----        -----
Pretax income                                  309          265             17
Income tax provision                            97           82             18
                                             -----        -----
Net income                                    $212         $183             16
                                             =====        =====

o Revenue and earnings growth reflect increased management fees from higher managed asset levels (including separate account assets) and greater distribution fees driven by strong mutual fund sales and higher mutual fund and separate account asset levels.

     - Investment income rose due to a larger invested asset pool combined with a higher yield
     - The improvement in insurance premiums included in Other Revenues was offset by the transfer to TRS of Tax & Business Services effective 1/98.
     - Revenue growth, net of provisions, was strong at 21% versus last year.

     - ASSETS OWNED, MANAGED AND ADMINISTERED:
                                                                       Percentage
      (billions)                                         June 30,        Inc/(Dec)
                                                  -------------------- ----------
                                                    1998         1997
                                                    ----         ----
      Assets owned (excluding separate accounts)   $37.2        $35.2         6%
      Separate account assets                       26.6         21.1        26
      Assets managed                               127.0        106.0        20
      Assets administered                           11.2          6.3        80
                                                  ------       ------
               Total                              $202.0       $168.6        20
                                                  ======       ======

o Margins improved as revenue increases outpaced higher compensation-related and operating expenses.

o    The effective tax rate remained at 31%, consistent with 1Q `98 and 2Q `97.

o    INVESTMENT INCOME:
     - Average invested assets of $30.9B were up 6% versus $29.2B in 2Q `97.
     - The average yield was 7.9% versus 7.8% in 2Q `97.
     - Insurance spreads were down somewhat from last year, but those for annuities were up. Certificate spreads were down substantially versus 2Q `97 due to a product promotion that is expected to run through 3Q `98 and the rapid growth of AEB related sales. Spreads on insurance products were down from 1Q `98; those for annuities and certificates were up.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o    ASSET QUALITY remains strong.
     - Non-performing assets relative to invested assets were only 0.1%, down from last year, and were 159% covered by reserves.
     -   The  SFAS  115  related  mark-to-market  adjustment  on  the  portfolio
         (reported in assets pre-tax) was $534MM at 6/98, reflecting appreciation during 2Q `98 of $24MM. As of 6/97, the mark-to-market adjustment was $251MM.
     - Unrealized appreciation on securities held to maturity was $670MM compared with $346MM at 6/97 and $641MM at 3/98.


o MANAGEMENT AND DISTRIBUTION FEES: The increase of 34% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund sales and asset levels. Also included are losses related to our equity fee hedging strategy which is accounted for as a contra-fee revenue item for 1998 reporting purposes.

         - Assets Managed:
                                                                    Percentage
          (billions)                             June 30,             Inc/(Dec)
                                            -----------------       ----------
                                              1998      1997
                                              ----      ----

          Assets managed for individuals     $83.0      $66.7           24%
          Assets managed for institutions     44.0       39.3           12
          Separate account assets             26.6       21.1           26
                                            ------     ------
               Total                        $153.6     $127.1           21
                                            ======     ======

        -- The growth in managed assets since 2Q `97 resulted from $19.3B of market appreciation and $7.2B of net new money.
           - During 2Q `98, market appreciation was $1.4B and $3.7B of net new managed assets were added, including $1.0B of assets managed by the Securities America advisors.

o    PRODUCT SALES:

     - Total advisor cash sales from all products were a record, up 23% over 2Q `97.
     - Mutual fund sales continue at record levels, increasing 34%, with equity, bond and money market funds each contributing. All three load categories, i.e., front, rear and no, also had improvement versus last year.
     - At approximately 50% of the industry average, redemption rates continued to compare favorably with the competition.
     - Annuity sales were down 26%; sales of insurance products rose 4%.
     - Certificate sales increased 34% from last year, reflecting the effect of a rate-oriented product promotion offered to U.S. clients, as well as the rapid growth of certificates sold to clients outside the U.S. through a new joint venture between AEFA and AEB.
     - Product sales generated through plans stayed strong at 65% of total sales in 2Q `98 flat with 66% in 2Q `97.

o OTHER REVENUES: Were even with last year as higher life insurance premiums were offset by the loss of tax preparation fees, reflecting the 1/98 transfer of Tax and Business Services to TRS' Small Business Services unit.

     - Financial Planning fees of $20.9MM were up 37% versus 2Q `97.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a lower inforce level and a lower accrual rate. Insurance provisions increased reflecting a larger inforce amount and unfavorable claims experience in the life insurance business line. For certificate products, a higher inforce level and accrual rate caused a greater overall provision.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)



o    HUMAN   RESOURCES:   Expenses   were  up  because  of  larger  field  force
     compensation-related expenses caused by growth in sales and asset levels.

     - BRANDED ADVISOR FORCE: 8,754 at 3/98; +278 advisors, or 3%, versus 6/97; up 21 advisors versus 3/98.

       -- We remain optimistic about advisors in the pipeline as applicant activity is strong.*

       --  The veteran advisor retention rates remain at record levels.

       --  Advisor productivity was strong for the quarter.

       -- The number of clients and accounts per client were up 7% and 4%, respectively, versus 2Q `97. The client retention rate remained at 95%.


     - TOTAL ADVISOR FORCE: 9,869, including advisors from the 1Q `98 acquisition of Securities America.


o    OTHER OPERATING  EXPENSES:  The 23% increase reflects the usage of contract
     programmers  for  technology-related   initiatives,   expanded  advertising
     activities, and costs related to higher business volumes.

     Last year includes the cost of hedging activities designed to reduce the impact of stock market volatility on management fees. As of 1/98, these gains/losses are reported in management and distribution fees.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE

(preliminary)                 Statement of Income
                                  (unaudited)

(millions)                                        Quarter Ended       Percentage
                                                    June 30,           Inc/(Dec)
                                               ------------------     ----------
                                                 1998       1997
                                                 ----       ----
Net revenues:
     Interest income                             $218       $226            (3)%
     Interest expense                             147        148            (1)
                                               ------      -----
           Net interest income                     71         78            (9)
     TC investment income                          80         83            (3)
     Foreign exchange income                       35         21            68
     Commissions, fees and other revenues          65        100           (35)
                                               ------      -----
          Total net revenues                      251        282           (11)
                                               ------      -----
Expenses:
     Human resources                               79         75             6
     Other operating expenses                     136        133             2
     Provision for losses                          13          8            69
                                               ------      -----
          Total expenses                          228        216             6
                                               ------      -----
Pretax income/ (loss)                              23         66           (65)
Income tax benefit                                (24)        (4)            #
                                               ------      -----
Net income/ (loss)                                $47        $70           (34)
                                               ======      =====


# Denotes variance in excess of 100%.


o Revenues declined 11%. Very strong foreign exchange income was more than offset by last year's $24MM of non-recurring recoveries on abandoned property related to the TC business (included in commissions, fees and other revenues) and generally weaker revenue throughout AEB's other commercial businesses in Asia. While a much smaller portion of total revenues, AEB's two individual oriented businesses, Private Banking and Personal Financial Services, both showed good improvement in the quarter.

     - Net interest income at AEB was down 9% reflecting a lower loan portfolio and increased non-performing loans, principally in Indonesia.

     - TC investment income declined 3% in line with a lower yield and flat average TCs outstanding.

     - AEB's commission, fee and other revenues fell as economic conditions in Asia reduced demand for some banking services.

o    Human resources and other operating expenses remain controlled.

o The provision for losses increased 69% reflecting continued loan growth within the Bank's Personal Financial Services portfolio. See separate discussion of AEB's Asia/Pacific Exposure.

o AEB's capital ratios remained "well capitalized".

                             6/98       3/98*      6/97      Well-Capitalized
                            ------     ------     ------     ----------------
     Tier 1                   9.2%       9.0%       8.4%           6.0%
     Total                   12.2%      12.2%      11.3%          10.0%
     Leverage Ratio           5.6%       5.1%       5.5%           5.0%

     *Pro-forma to reflect the April `98 deferred tax asset purchase by American Express.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1998 OVERVIEW
                AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)


o    AEB'S ASIA/PACIFIC EXPOSURE
     ---------------------------

     - AEB had approximately $2.4B outstanding in loans in the Asia/Pacific region at 6/98, down from $2.5B at 3/98. In addition, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $1.3B to the credit exposures at quarter end (compared with $1.2B at 3/98).

       ASIA/PACIFIC REGION EXPOSURE BY COUNTRY
       ---------------------------------------
       ($ in billions)

                                         6/98
                        -----------------------------------
                                                                      3/98          12/97
                                                      Total          Total          Total
       Country          Loans        Other**    Exposure***       Exposure       Exposure
       -------          -----        -------    -----------       --------       --------

       Hong Kong         $1.0           $0.2           $1.2           $1.0           $1.0
       Indonesia          0.4            0.3            0.6            0.8            0.9
       Singapore          0.3            0.2            0.5            0.6            0.6
       Korea              0.1            0.3            0.4            0.5            0.7
       Taiwan             0.3            0.2            0.5            0.4            0.5
       China              0.1              -            0.1            0.1            0.1
       Japan                -            0.1            0.1            0.1            0.2
       Thailand           0.1              -            0.1            0.1            0.1


       Other              0.1            0.1            0.2            0.2            0.2
                         ----           ----           ----           ----           ----

       Total Asia***     $2.4           $1.3           $3.7           $3.7           $4.3
                         ====           ====           ====           ====           ====

     ** Includes FX and derivatives, net guarantees and contingents, cash, placements and securities.
     *** Individual items may not add to totals due to rounding.


o Total non-performing loans for AEB rose from $80MM and $149MM at 6/97 and 3/98, respectively, to $205MM at 6/98. This increase predominately reflects deterioration in Indonesia which was anticipated within the 1Q `98 loss provision.

o In addition, other non-performing assets, primarily foreign exchange and derivatives, increased from $4MM at 6/97, to $73MM at 6/98. This was down from $102MM at 3/98, reflecting some contract payments, but more so the positive effect of translating Rupiah denominated assets into a stronger dollar.

o Total reserves at 6/98 of $350MM are down from $359MM at 3/98 and up from $131MM at 6/97 and are allocated as follows:

       (millions)                            6/98       3/98        6/97
                                             ----       ----       ----

       Loans                                 $265       $294       $130
       Other Assets, primarily derivatives     84         59          1
       Other Liabilities                        1          6          -
                                             ----       ----       ----
            Total                            $350       $359       $131
                                             ====       ====       ====

     - Reserve coverage of exposures in the Asia/Pacific region, predominately Indonesia, remain approximately double the amount required under AEB's standard reserving policies which are based on regulatory guidelines.